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                                                    Exhibit 11, 2nd Quarter 1995
                                                      Form 10-Q, Commission File
                                                                   Number 1-3671

                           GENERAL DYNAMICS CORPORATION

                  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                   (UNAUDITED)

                   (Dollars in millions, except per share data)

                                  Second Quarter                First Half
                                 1995         1994          1995          1994
NET EARNINGS:
Continuing Operations         $       61   $      56     $      121   $      111
Discontinued Operations:
  Earnings from operations            13            -            13            -
  Gain on disposal                     8           15             8           15
                              $       82   $       71    $      142   $      126

Weighted average common
  shares outstanding          62,958,300   63,165,924    62,975,885   63,072,689

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations         $      .97   $      .88    $     1.92   $     1.74
Discontinued Operations:
  Earnings from operations           .20            -           .20            -
  Gain on disposal                   .13          .24           .13          .24
                              $     1.30   $     1.12    $     2.25   $     1.98

Common shares from above      62,958,300   63,165,924    62,975,885   63,072,689
Assumed exercise of options
  (treasury stock method)        201,587      312,432       200,701      499,788
                              63,159,887   63,478,356    63,176,586   63,572,477

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations         $      .97   $      .88    $     1.92   $     1.74
Discontinued Operations:
   Earnings from operations          .20            -           .20            -
   Gain on disposal                  .13          .24           .13          .24
                              $     1.30   $     1.12    $     2.25   $     1.98

Common shares from above      62,958,300   63,165,924    62,975,885   63,072,689
Assumed exercise of options
   (treasury stock method)       201,587      312,412       200,701      500,163
                              63,159,887   63,478,336    63,176,586   63,572,852



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